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                        EXHIBIT 2.2 - OMITTED SCHEDULES



     The following schedules and exhibits have been omitted from Exhibit 2.1 - Stock Purchase Agreement, dated as of March 26, 1998. The Registrant will furnish supplementally a copy of any omitted schedule and/or exhibit to the Securities and Exchange Commission upon request.


       EXHIBIT/SCHEDULE         DESCRIPTION
       ----------------         -----------

           I                    Form of Escrow Agreement
           II                   Schedule of Liabilities to be Settled by Buyer
           Annex 1              Shares Sold and Purchase Price Allocation